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                                                                   EXHIBIT 10.70


                               AMERITECH LISTING
                               LICENSE AGREEMENT


        This Agreement entered into as of the 19th day of April, 1994, between AMERITECH INFORMATION INDUSTRY SERVICES, A division of Ameritech Services, Inc., whose principal place of business is 2000 W. Ameritech Center Drive, Hoffman Estates, Illinois 60196-1025, on behalf of and as agent for Ameritech Illinois, Ameritech Indiana, Ameritech Michigan, Ameritech Ohio and Ameritech Wisconsin (each said Company shall be referred to individually and collectively hereinafter as "Ameritech") and Telecom * USA Publishing Company whose principal place of business is 201 Third Ave. SE. STE. 500, Cedar Rapids, IA ("Licensee").

                                   52406-3162
                                  WITNESSETH:

        WHEREAS, Ameritech to the extent permitted by law, is the owner of all right, title and interest in and to certain name, address and telephone number information of its residential and business telephone service subscribers ("Listing Information"); and

        WHEREAS, Licensee desires to obtain the Listing Information which appears in one or more Ameritech Directory or Directories, for us in compiling, producing, publishing, and/or delivering a directory in Licensee's name ("Licensee Directory"); and

        WHEREAS, Ameritech is willing to license the right to use Listing Information to Licensee strictly pursuant to the provisions of this Agreement and for no other purpose.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE ONE-LISTING REQUESTS

1.0 Licensee may, from time-to-time, during the term of this Agreement obtain from Ameritech Listing Information subject to the conditions stated herein. Such Listing Information shall be current as of the date of extraction from Ameritech's listing system.

1.1 All requests for Ameritech Listing Information supplied to Licensee pursuant to this Agreement shall be provided upon the submission by Licensee of an appropriate "Request for Listing Information" form, the current sample of which appears as Appendix A, attached hereto and incorporated herein ("Request").
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1.2     Each Request shall specify the Listing Information requested according to either the Ameritech Exchange Areas, zip code area or community and shall include the format in which such Listing Information shall be furnished. For purposes of this Agreement, "Exchange Area" means the central office serving area represented by the first three digits of a telephone exchange within an area code.

1.3 Each Request shall be subject to appropriate license fees and other charges as set forth in Paragraph 3 herein. Any Request submitted by Licensee for a Base File only (as defined in Appendix B) shall be subject to a minimum charge of three hundred dollars ($300).

1.4 Each Request shall be provided to Ameritech no later than thirty (30) calendar days prior to the date by which Listing Information and related Additional Services are scheduled to be provided to the Licensee. It shall contain the name of the Licensee's Directory, the publication date, Additional Services, if any, the date mutually agreed upon for provision of same to Licensee ("Provision Date") and identification specifications for the requested Ameritech Listing Information.

ARTICLE TWO-LICENSE

2.0 Subject to the provisions of this Agreement, Ameritech grants to Licensee during the term of this Agreement a non-exclusive, non-transferable License for one (1) time use of Listing Information provided pursuant to each Request, such use to be limited to the compilation, production, publication and distribution of the Licensee Directory identified in the particular Request. This License Agreement applies to and is effective only to those listings contained in Ameritech's records with respect to business and residence customers and excludes all non-published and non-listed subscribers.

2.1 Licensee agrees not to use or publish any lists or Listing Information which it has been advised by Ameritech or otherwise has reason to know is incorrect or incomplete.

2.2 Ameritech reserves the right to make changes in the form, content or scope of its Listing Information; makes no representation that it will continue to provide the Listing Information in its current form in the future; and reserves the right to modify its form, to change the manner in which it is provided. Ameritech shall notify Licensee in writing of any such change not less than thirty (30) days prior to implementation.

2.3 Any source material containing Listing Information furnished by Ameritech hereunder, whether or not used by Licensee for the purpose stated herein, shall remain the property of Ameritech and Licensee shall, upon request from Ameritech, but in no event later than thirty
        (30) days following the termination of this Agreement as stated in Paragraph 6.5 herein, return or destroy such source material.



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2.4     If Listing Information provided hereunder includes any listings or other information that is the property of a telephone company other than Ameritech whether pursuant to release, by mistake or otherwise, Licensee must enter into a separate license agreement with such telephone company if Licensee desires to use or publish any such listing or other information in a Licensee Directory. Upon Ameritech's request, Licensee shall furnish a copy of such license agreement to Ameritech.

2.5 The License granted herein shall be non-assignable and Licensee shall have no right to sub-license or permit any other publisher or person to use the Listing Information of any information extracted therefrom except for the purpose of assisting in the compilation, production, publication or distribution of the Licensee Directory identified in the particular Request. Licensee shall take reasonable and prudent steps to prevent disclosure of the source material containing Listing Information at least equal to the steps taken by it to protect its own similar proprietary information, including adequate computer security measures to prevent unauthorized access to the Listing Information when contained in any data base.

2.6 Any "Updates", "Advanced Listing Orders" or "New Connect Listings" (as defined in Appendix B) requested by Licensee, whether provided daily, weekly, or monthly shall not be used to compile, publish or update a directory or compile or publish a separate list but may be used to generate leads for sales of yellow pages classified advertising in Licensee's Directory. In no event shall Licensee use, disclose or reproduce any Ameritech service order information or other information furnished hereunder or permit anyone but its duly authorized employees or agents to inspect or use the same, except for the purposes expressly provided herein.

ARTICLE THREE - LICENSEE FEE

3.0 Fees as set forth in the Appendix B and any transportation expenses shall be assessed for the Listing Information and related Additional Services specified in 3.2 below. Amounts due hereunder shall be invoiced fifty percent (50%) upon receipt of a Request and fifty percent (50%) sixty (60) days after delivery of the Listing Information or upon publication of a Licensee Directory containing such Listing Information, whichever first occurs. All fees owed to Ameritech under this Agreement shall be paid by Licensee within thirty (30) days of invoice date.

3.1 Listing Information - Licensee agrees to pay to Ameritech all applicable license fees and per-listing charges and such state, municipal and federal taxes as may be applicable to such transaction (hereinafter "Fees") for each submitted Request as are shown on Appendix B.


3.2     Additional Services.

        (i) Photocomposition pages - Upon receipt of a Request ordering photocomposition pages, Ameritech shall provide Licensee with



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                 photocomposed pages of the requested Listing Information for
                 Licensee's Directory. In addition to the Fees described in Paragraph 3.1 herein, Licensee shall pay to Ameritech a processing charge as set forth in Appendix B for each photocomposed page provided to it.

         (ii) Customization services - Customization and other special programming for non-standard extracts e.g. sorted by street address, as noted in Appendix B, are also available to Licensee, upon receipt of a Request by Licensee. For each Request requiring special programming, Licensee shall pay to Ameritech a one time fee set forth in Appendix B in addition to the fees described in Paragraph 3.1.

3.3 The per listing charge as specified in Appendix B herein entitles Licensee to a one time publication of each listing so provided. In the event any Licensee Directory contains more than one reference to any Listing Information (for example, in both an alphabetical and a classified listing section), and only one per listing charge will be assessed.

3.4 Increase or Decrease in Fees or Charges, All Fees shall be fixed during the period of this Agreement. Charges for Additional Services specified in Paragraph 3.2 herein may be increased by Ameritech at any time upon thirty (30) days prior written notice to Licensee. Notwithstanding the foregoing, all Fees and other charges herein may be decreased by Ameritech at any time without notice.

3.5 Notwithstanding the provisions of paragraph 3.0 above, Ameritech reserves the right to require receipt of payment in full for any Listing Information or Additional Services prior to scheduled shipment to Licensee. The payment in full will include, but is not limited to, estimated charges made for items requested by Licensee and contained in the Request. The payment of estimated charges by Licensee to Ameritech shall be credited against the charges due and payable with the final invoice. Any or all remaining payment shall be due and payable upon thirty (30) days of receipt of an invoice.

ARTICLE FOUR - IDENTIFICATION OF LICENSEE

4.0 Licensee shall, to the extent legally permissible, include a proper copyright notice in its name in each Licensee Directory published by it and Licensee shall use its best efforts to protect and maintain the validity of said copyright. Nothing contained in this Agreement shall restrict, impair or diminish the proprietary interest of Ameritech in any Ameritech Directory or the Listing Information furnished to the Licensee, and Ameritech shall continue to copyright directories published by it or on its behalf without regard to the prior publication and copyright of any Licensee Directory. Upon request by Ameritech, Licensee agrees to execute and deliver to Ameritech all assignments, documents and directories necessary to carry out the intent of this Paragraph; however, Licensee shall deliver to Ameritech one copy of each edition of the





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         Licensee's Directory for which Listing Information has been provided by Ameritech.  This copy shall be furnished without charge within ten
         (10) working days following the publication of Licensee's Directory. Ameritech further reserves the right to examine at reasonable times Licensee's security practices.

4.1 Licensee shall not make any representation to the public, prospective advertisers or others, express or implied, written or oral, which would give the impression that Licensee and/or any Licensee Directory is the same as, a part of, or associated with Ameritech or any Ameritech Directory; nor shall Licensee canvass for or publish any type of telephone directory in the name of Ameritech, or use, except as authorized herein, Listing Information or any Ameritech or any affiliated Ameritech Company advertising contained in Ameritech Directories.

4.2 Licensee shall not publish any Licensee Directory in such form as may tend to cause or create confusion or be identified with any Ameritech Directory, and further, Licensee agrees that its employees, agents and representatives shall not use any advertisement, order form, billing invoice, stationery, promotional material or any other material or device which would tend to create or imply association with or sponsorship by Ameritech or any affiliated Ameritech Company.

4.3 Licensee shall not word the title of any Licensee Directory in any manner which would tend to indicate that it is an Ameritech Directory. Licensee shall use its own name or trade name (in full or in part) on the cover of each Licensee Directory and shall use a similar designation in all of its advertising, canvassing and billing for such Licensee Directory.

4.4 Licensee shall not reproduce or use in a classified portion (or in any other part) of any Licensee Directory stock graphic cuts or filler material or text which is proprietary to Ameritech or used by Ameritech or its affiliated companies in any Ameritech Directory, unless such matter was furnished to Licensee by the advertiser and owned by the advertiser.

4.5 Licensee agrees to print month and year of publication on the front cover of each of its Directories and to publish the following statement on the masthead page of each Directory:

                 Listings of Ameritech, contained herein were transcribed by Telecom * USA Publishing Company pursuant to a license from Ameritech and may not be reproduced in whole or in part, or in any form whatsoever, without the written permission of Ameritech.





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ARTICLE FIVE - INDEMNITY/LIMITATION OF LIABILITY

5.0 Licensee shall defend, indemnify, and hold harmless Ameritech and its officers, employees, affiliates, agents, assigns, representatives and licensees from and against all loss, liability, damage and expense (including all costs and reasonable attorneys' fees) arising out of any demand, claim, suit or judgment by a third party related to Ameritech supplying or its failure to supply any listing or Listing Information hereunder, or Licensees use or misuse of the same; or related to any error, inclusion or omission in any Licensee Directory, regardless whether any such demand, claim or suit by such third party is brought jointly against the Licensee and Ameritech or against Ameritech alone; provided, however, that in the event of any such demand, claim or suit, Ameritech may, at its option and at its expense, assume and undertake its own defense or assist in the defense of Licensee provided, however, that Ameritech shall not enter into any settlement of any such demand, claim or suit without prior written consent of Licensee.

5.1 Ameritech's responsibility for delivery of the Listing Information shall be discharged upon its delivery to Licensee's specified courier. If the Listing Information provided to Licensee by Ameritech is not that as stated in the Request, Ameritech shall, upon request, attempt to provide those listings identified in the particular Request without additional cost to Licensee. Such request must be made within thirty
         (30) calendar days of Licensee's receipt of the Listing Information and shall include the original Listing Information provided in error.

5.2 The lists and Listing Information are provided "AS IS"; Ameritech does not warrant or represent that any lists or Listing Information made available to Licensee pursuant to this Agreement are correct or complete; and, Licensee hereby releases Ameritech from any liability due to errors, inclusions or omissions in the lists or Listing Information provided hereunder; provided however Licensee shall be entitled to refund of the amount paid for any individual listing to the extent such listing is found to be inaccurate or incomplete.

5.3 THE REMEDY STATED IN PARAGRAPH 5.1 and 5.2 HEREOF SHALL BE LICENSEE'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO THE PROVISION OF LISTS AND LISTING INFORMATION HEREUNDER, AMERITECH MAKES AND LICENSEE RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. AMERITECH SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR DIRECT, CONSEQUENTIAL EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.





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ARTICLE SIX - MISCELLANEOUS

6.0 Non-Exclusivity - Nothing in this Agreement or elsewhere shall give Licensee any exclusive right to the use of the Listing Information and Ameritech shall be free at any time to grant similar Licenses to others under the same or different terms and conditions as Ameritech in its sole discretion may determine.

6.1 Force Majeure - Performance by Ameritech shall be excused by reason of natural disaster; labor difficulty; civil disorder; acts of God; statute, ordinance or regulation hereinafter enacted, promulgated or entered by a court or government agency of competent jurisdiction; or by reason of any other cause beyond the reasonable control of Ameritech.

6.2 Survival of Obligations - The provisions of this Agreement that by their sense and context are intended to survive the termination of this Agreement shall so survive and continue in effect in accordance with their terms.

6.3 Governing Law - The validity, construction and enforceability of this Agreement shall be governed by the laws and regulations of the State of Illinois.

6.4 Severability - In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the valid, illegal or unenforceable provisions shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

6.5      Term and Termination

         (i) This Agreement shall commence as of the date noted in the introductory paragraph of this Agreement, and shall continue for a period of 36 months (the "Term"); provided however, if Licensee violates any material provisions of this Agreement, Ameritech may immediately terminate this Agreement without notice thereof to Licensee, and seek injunctive relief and all damages and other remedies available to it by law or equity. Failure of Ameritech to enforce or insist upon compliance with any provisions of this Agreement shall not constitute a waiver thereof nor derogate from Ameritech the right to damages or any other relief. Subject to this Paragraph, termination of the Agreement shall not affect Licensee's right to use the material or information furnished prior to the effective date of the termination solely for the purpose permitted by this Agreement.

         (ii) In the event this Agreement is terminated by Licensee prior to the expiration of the Term, Licensee shall be responsible for paying the difference between the per listing charge associated with this Agreement Term and the higher per listing charge specified in Section I of Appendix B hereto for the actual period this Agreement remains in effect.





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                 The foregoing liability shall be in addition to any other
                 damages or remedies available to Ameritech in law or in equity. Termination of this Agreement by Ameritech shall not relieve Licensee of the obligation to pay all amounts owing to Ameritech as of the date of termination or any of its other obligations contained herein.

6.6 Notices - All notices and deliveries to Ameritech as contemplated by this Agreement shall be delivered to:

                          AMERITECH INFORMATION INDUSTRY SERVICES
                          ATTN.: LINDA J. PARKER - OPERATIONS SPECIALIST 23500 NORTHWESTERN HWY, RM. A-106
                          SOUTHFIELD, MICHIGAN 48075

         All notices and deliveries of any kind to Licensee as contemplated by this Agreement shall be delivered to:

                          TELECOM * USA PUBLISHING COMPANY
                          201 THIRD AVE. S.E., STE. 500
                          P.O. BOX 3162
                          CEDAR RAPIDS, IA  52406-3162
                          ATTN:  JAMES HADDAD

6.7 Entire Agreement - The terms contained in this Agreement and the attachment(s) and specification(s) referred to herein, which are incorporated herein by this reference, constitute the entire agreement between the parties with respect to the subject matter hereof, superseding all prior understandings and communications, oral or written. This Agreement may not be modified except by a writing signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year written below.

AMERITECH INFORMATION INDUSTRY SERVICES        Telecom * USA Publishing Company
A division of Ameritech Services, Inc.         --------------------------------
                                               LICENSEE

By:  /s/ PETER M. POTOSKI                      By:  /s/ JAMES HADDAD

Name:    Peter M. Potoski                      Name:    James Haddad

Title:   Regional Account Manager              Title:   Vice President

Date:    8/26/94                               Date:    10/18/94





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                                                                      APPENDIX B


I. Listing Information may include any or all of the following information provided at the rates specified herein:

LISTING INFORMATION                                         RATES
BASE FILE                                                   ONE YEAR CONTRACT
Includes a snap shot of a particular date specified           $.23 per listing
in a Request of the name, address and telephone
number information ("Subscriber Information") of            TWO YEAR CONTRACT
all residential and business telephone service                Year One:      $.21 per listing
subscribers which appear in one or more Ameritech             Year Two:      $.19 per listing
directories.
                                                            THREE YEAR CONTRACT
                                                              Year One:      $.19 per listing
                                                              Year Two:      $.16 per listing
                                                              Year Three:    $.13 per listing

NEW CONNECTS                                                Daily - $1.75
Includes Subscriber Information on N and T orders, new      Weekly - $.75
installs and changes of address orders.                     Monthly (or 30 days old) provided
                                                            at Walter Karl Corp. market price.

UPDATES                                                     Daily - $1.75
Includes any changes in                                     Weekly - $1.25
Subscriber Information through any                          Monthly - $.50
completed service order activity





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
ADVANCE LISTING ORDERS                                      Daily - $1.75
Includes any changes in Subscriber Information              Weekly - $1.25
as a result of any pending service order activity           Monthly - $.50

II.      Other Rates & Charges

PHOTOCOMPOSED PAGES                                         Up to sixty pages $4.70 each
                                                            Over sixty pages $3.00 each
SPECIAL PROGRAMMING
Requests for non-standard extracts, e,g.,                   $111.00 per hour of work time
sorted by street address





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